Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                                May 6, 2011
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (NYSE Amex symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the three months ended April 2, 2011 and April 3, 2010, in thousands of dollars except share and per share amounts.

                                                        Three Months Ended
                                                        April 2,  April 3,
                                                          2011      2010

Net sales                                     $1,468,179    $1,020,276

Net earnings attributable to Seaboard         $  116,864    $   62,778


Net earnings per common share                 $    96.11    $    50.84

Average number of shares outstanding           1,215,879     1,234,710


Notes to Report of Earnings:

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to the Quarterly Report on Form 10-Q on its website at http://www.seaboardcorp.com/investor-sec.aspx.

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